NEWS RELEASE
April 5, 2010                                                                           Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                                                (301) 429-4638
Washington, DC

CORRECTING and REPLACING RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

WASHINGTON, April 5, 2010 /PRNewswire via COMTEX/ --  Please replace the press release dated March 30, 2010 with the following corrected version due to a change in two items contained in the selected balance sheet data of the press release. Total liabilities were approximately $787.5 million, a decrease of approximately $2.8 million from the $790.3 million originally reported while total stockholders’ equity was approximately $242.1 million, an increase of approximately $2.8 million from the $239.3 million originally reported. No other item or number has changed since the original press release.

The corrected release reads:

RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

WASHINGTON, March 30, 2010 /PRNewswire via COMTEX/ --Radio One, Inc. (Nasdaq: ROIAK; ROIA) today reported its results for the quarter ended December 31, 2009.  Net revenue was approximately $67.3 million, a decrease of 8.9% from the same period in 2008.  Station operating income1 was approximately $26.3 million, a decrease of 16.2% from the same period in 2008. The Company recorded a non-cash impairment charge against its FCC licenses, goodwill and other intangible assets of approximately $17.0 million, which led to a net operating loss of approximately $4.6 million. Net loss was approximately $14.9 million or a loss of $0.28 per basic share, an increase from the reported net loss of approximately $6.3 million or $0.07 per basic share for the same period in 2008.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “Our fourth quarter again demonstrated the sequential improvement that we had hoped for in our core radio business. Adjusting for 2008 political activity, our fourth quarter core radio revenues were down 4.2%.  Looking ahead to first quarter, we are currently pacing up mid-single digits, with the recovery most apparent in our larger markets, where national business is performing strongly.

Our investment in TV One continues to perform well, and we were proud to surpass the 50 million homes mark as measured by Neilson in February 2010. We expect TV One to continue its robust cash flow growth over the next few years.

Reach Media has made the transition to selling inventory inside the Tom Joyner Morning Show with its internal sales force, and Citadel’s Radio Networks group continues to sell the out of show inventory. I expect it will take a few months for this new arrangement to settle in, but I believe the long-term effect will be to strengthen pricing and improve margins.

Our digital strategy is now fully operational, and our traffic growth exceeded our expectations. According to comScore, as of February 2010, our websites now garner 3.3 million unique monthly visitors, and 260 million monthly page views. Our emphasis has now changed towards improving our sales effort and monetizing the traffic growth more effectively.

Overall, I am pleased with both the strategic and operational progress that we made in 2009 in the face of an incredibly challenging marketplace.”

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PAGE 2 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
		(as adjusted)2		(as adjusted)2
STATEMENT OF OPERATIONS	(unaudited)		(audited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$67,258	$73,853	$272,092	$313,443
:OPERATING EXPENSES
Programming and technical	18,778	20,105	75,547	79,117
Selling, general and administrative	22,151	22,324	90,695	102,595
Corporate selling, general and administrative	8,459	4,593	23,492	35,279
Stock-based compensation	269	404	1,649	1,777
Depreciation and amortization	5,208	5,043	21,011	19,022
Impairment of long-lived assets	16,983	85,284	65,937	423,220
Total operating expenses	71,848	137,753	278,331	661,010
Operating Loss	(4,590)	(63,900)	(6,239)	(347,567)
INTEREST INCOME	(44)	(49)	(144)	(491)
INTEREST EXPENSE	9,367	13,139	38,404	59,689
GAIN ON RETIREMENT OF DEBT	-	(67,323)	(1,221)	(74,017)
EQUITY IN (INCOME) LOSS OF AFFILIATED COMPANY	(358)	(267)	(3,653)	3,652
OTHER EXPENSE, net	1	270	104	316
Loss before (benefit from) provision for income taxes, noncontrolling interest in income of subsidiaries and discontinued operations	(13,556)	(9,670)	(39,729)	(336,716)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(326)	(4,193)	7,014	(45,183)
Net loss from continuing operations	(13,230)	(5,477)	(46,743)	(291,533)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(979)	30	(1,815)	(7,414)
CONSOLIDATED NET LOSS	(14,209)	(5,447)	(48,558)	(298,947)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	679	856	4,329	3,997
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(14,888)	$(6,303)	$(52,887)	$(302,944)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET LOSS FROM CONTINUING OPERATIONS	$(13,909)	$(6,333)	$(51,072)	$(295,530)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(979)	30	(1,815)	(7,414)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(14,888)	$(6,303)	$(52,887)	$(302,944)

Weighted average shares outstanding - basic3	52,735,892	85,093,359	59,465,252	94,118,699
Weighted average shares outstanding - diluted4	52,735,892	85,093,359	59,465,252	94,118,699

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PAGE 3 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
		(as adjusted)2		(as adjusted)2
	(unaudited)		(audited)
	(in thousands, except per share data)		(in thousands, except per share data)
PER SHARE DATA - basic and diluted:

Loss from continuing operations (basic)	$(0.26)	$(0.07)	$(0.86)	$(3.14)
(Loss) income from discontinued operations (basic)	(0.02)	0.00	(0.03)	(0.08)
Net loss attributable to common stockholders (basic)	$(0.28)	$(0.07)	$(0.89)	$(3.22)

Loss from continuing operations (diluted)	$(0.26)	$(0.07)	$(0.86)	$(3.14)
(Loss) income from discontinued operations (diluted)	(0.02)	0.00	(0.03)	(0.08)
Net loss attributable to common stockholders (diluted)	$(0.28)	$(0.07)	$(0.89)	$(3.22)

SELECTED OTHER DATA
Station operating income 1	$26,329	$31,424	$105,850	$131,731
Station operating income margin (% of net revenue)	39.1%	42.5%	38.9%	42.0%

Station operating income reconciliation:

Net loss attributable to common stockholders	$(14,888)	$(6,303)	$(52,887)	$(302,944)
Plus: Depreciation and amortization	5,208	5,043	21,011	19,022
Plus: Corporate selling, general and administrative expenses	8,459	4,593	23,492	35,279
Plus: Stock-based compensation	269	404	1,649	1,777
Plus: Equity in (income) loss of affiliated company	(358)	(267)	(3,653)	3,652
Plus: (Benefit from) provision for income taxes	(326)	(4,193)	7,014	(45,183)
Plus: Noncontrolling interest in income of subsidiaries	679	856	4,329	3,997
Plus: Interest expense	9,367	13,139	38,404	59,689
Plus: Impairment of long-lived assets	16,983	85,284	65,937	423,220
Plus: Other expense	1	270	104	316
Less: Gain on retirement of debt	-	(67,323)	(1,221)	(74,017)
Less: Loss (income) from discontinued operations, net of tax	979	(30)	1,815	7,414
Less: Interest income	(44)	(49)	(144)	(491)
Station operating income	$26,329	$31,424	$105,850	$131,731

Adjusted EBITDA5	$17,870	$26,831	$82,358	$96,452

Adjusted EBITDA reconciliation:

Net loss attributable to common stockholders	$(14,888)	$(6,303)	$(52,887)	$(302,944)
Plus: Depreciation and amortization	5,208	5,043	21,011	19,022
Plus: (Benefit from) provision for income taxes	(326)	(4,193)	7,014	(45,183)
Plus: Interest expense	9,367	13,139	38,404	59,689
Less: Interest income	(44)	(49)	(144)	(491)
EBITDA	$(683)	$7,637	$13,398	$(269,907)
Plus: Equity in (income) loss of affiliated company	(358)	(267)	(3,653)	3,652
Plus: Noncontrolling interest in income of subsidiaries	679	856	4,329	3,997
Plus: Impairment of long-lived assets	16,983	85,284	65,937	423,220
Plus: Stock-based compensation	269	404	1,649	1,777
Plus: Other expense	1	270	104	316
Less: Gain on retirement of debt	-	(67,323)	(1,221)	(74,017)
Less: Loss (income) from discontinued operations, net of tax	979	(30)	1,815	7,414
Adjusted EBITDA	$17,870	$26,831	$82,358	$96,452

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PAGE 4 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	December 31, 2009	December 31, 2008
		(as adjusted)2
	(audited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$19,963	$22,289
Intangible assets, net	871,221	944,858
Total assets	1,035,542	1,125,477
Total debt (including current portion)	653,534	675,632
Total liabilities	787,489	810,002
Total stockholders' equity	242,065	313,494
Noncontrolling interest	5,988	1,981

	Current Amount Outstanding	Applicable Interest Rate (a)
	(in thousands)
SELECTED LEVERAGE AND SWAP DATA:
Senior bank term debt (swap matures 6/16/2010) (a)	$25,000	6.52%
Senior bank term debt (swap matures 6/16/2012) (a)	25,000	6.72%
Senior bank revolving debt (at variable rates) (b)	301,024	2.59%
8-7/8% senior subordinated notes (fixed rate)	101,510	8.88%
6-3/8% senior subordinated notes (fixed rate)	200,000	6.38%
Note payable (fixed rate)	1,000	7.00%

(a)
A total of $50.0 million is subject to fixed rate swap agreements that became effective in June 2005. Under our fixed rate swap agreements, we pay a fixed rate plus a spread based on our leverage ratio, as defined in our Credit Agreement. That spread is currently set at 2.25% and is incorporated into the applicable interest rates set forth above.

(b)
Subject to rolling one month and three month LIBOR plus a spread currently at 2.25% and the Prime rate plus a spread currently at 1.25%, incorporated into the applicable interest rate set forth above.  This tranche is not covered by swap agreements described in footnote (a).

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K, and 10-Q and other filings with the Securities and Exchange Commission. Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Net revenue decreased to approximately $67.3 million for the quarter ended December 31, 2009, from approximately $73.9 million for the same period in 2008, a decrease of 8.9%. With a decline of 9.4% during the fourth quarter, the radio marketplaces in which we operate saw the smallest sequential decline for all of 2009, and our stations in those markets again delivered outperformance, this time by 160 basis points. Our radio performance for the quarter was adversely impacted by a significant revenue decline in our Washington, DC market. Reach Media also experienced a revenue decline as a result of agreeing to accept $2.0 million less in guaranteed revenue from Citadel Broadcasting Corporation, its exclusive sales representative. The minimal and slow recovery in the economy and advertising industry drove declines in some of our other radio markets and in our online business.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets increased to approximately $49.4 million from approximately $47.0 million for the quarters ended December 31, 2009 and 2008, respectively, an increase of 5.0%. While our cost-cutting initiatives continued to pay off, with specific savings in compensation expense from employee layoffs, salary cuts, commissions and vacation benefits and from discretionary spending reductions, the increase in operating expenses resulted from recording certain annual employee bonuses in the fourth quarter of 2009 instead of recording the bonuses throughout the year.

Stock-based compensation decreased to $269,000 for the quarter ended December 31, 2009, compared to $404,000 for the same period in 2008, a decline of 33.4%. Stock-based compensation requires measurement of compensation costs for all stock-based awards at fair value on date of grant and recognition of compensation over the service period for awards expected to vest. The decrease in stock-based compensation was due primarily to the vesting completion, forfeiture and cancellation of certain stock option and restricted stock grants.

Depreciation and amortization expense increased to approximately $5.2 million compared to approximately $5.0 million for the quarters ended December 31, 2009 and 2008, respectively, an increase of 3.3%. The increase is attributable to the depreciation and amortization of additional technology asset additions and web development for our online business.

Impairment of long-lived assets for the quarter ended December 31, 2009 decreased to approximately $17.0 million, compared to approximately $85.3 million for the same period in 2008, a decline of 80.1%. The impairment charges are a result of our annual and year end impairment testing, and reflect a non-cash charge recorded mostly for the impairment of radio broadcasting licenses and to a lesser extent, goodwill and other intangibles assets. The impairment charges occurred in nine of our 16 markets, namely Cleveland, Columbus, Dallas, Houston, Indianapolis, Philadelphia, Raleigh-Durham, Richmond and St. Louis.

Interest expense decreased to approximately $9.4 million for the quarter ended December 31, 2009, from approximately $13.1 million for the same period in 2008, a decline of 28.7%. The decrease in interest expense for the quarter ended December 31, 2009 was due primarily to more favorable rates and pay downs of outstanding debt on the Company’s senior credit facility and due to less interest expense resulting from early redemptions of $145.0 million of the Company’s 8 7/8% Senior Subordinated Notes due July 2011 throughout fourth quarter 2008.

As there were no early bond redemptions for the quarter ended December 31 2009, there was no gain on retirement of debt to report for the quarter, compared to a gain of approximately $67.3 million for the same period in 2008. The fourth quarter 2008 gain on retirement of debt was due to the early redemption of $145.0 million of the Company’s 8 7/8% Senior Subordinated Notes due July 2011 during the quarter, at an average discount of 47.0%. A principal amount of approximately $101.5 million remained outstanding as of December 31, 2009 for these senior subordinated notes.

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PAGE 6 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS
Equity in income of affiliated company increased to $358,000 for the quarter ended December 31, 2009, compared to $267,000 for the same period in 2008, an increase of 34.2%. The amounts are attributable to our share of the increased net income generated by TV One, LLC (“TV One”) for the quarters ended December 31, 2009 and 2008, respectively. The Company’s share of TV One’s income is driven by TV One’s current capital structure and the Company’s ownership levels in the equity securities of TV One that are currently benefiting from its net income.

Income taxes for the quarter ended December 31, 2009 was a benefit of $326,000, compared to a benefit of approximately $4.2 million for the same quarter in 2008.  The tax benefit for both fourth quarter 2009 and 2008 relates mostly to the impairment charges for indefinite-lived intangibles recorded in that quarter, which had the impact of reducing the Company’s deferred tax liability.

Loss from discontinued operations, net of tax, was $979,000 for the quarter ended December 31, 2009, compared to income from discontinued operations, net of tax, of $30,000 for the same period in 2008. We ceased publication of Giant Magazine in December of 2009 and reported its results for current and prior periods in discontinued operations at that time. The loss from discontinued operations, net of tax, for the quarter ended December 31, 2009 is primarily driven by Giant Magazine’s financial results, which included a write off of $416,000 of certain acquisition assets associated with the magazine. The loss from discontinued operations, net of tax, for the quarter ended December 31, 2009 includes a tax benefit of $1,000, compared to a tax benefit of $364,000 included in the income from discontinued operations, net of tax, for the fourth quarter of 2008.

Other pertinent financial information includes capital expenditures of approximately $1.2 million and $1.2 million for the quarters ended December 31, 2009 and 2008, respectively. In addition, as of December 31, 2009, Radio One had total debt (net of cash balances) of approximately $633.6 million.

In March 2008, the Company’s board of directors authorized a repurchase of shares of the Company’s Class A and Class D common stock through December 31, 2009 of up to $150.0 million, the maximum amount allowable under the Credit Agreement. The amount and timing of such repurchases were based on pricing, general economic and market conditions and the restrictions contained in the agreements governing the Company’s credit facilities and subordinated debt and certain other factors. While $150.0 million is the maximum amount allowable under the Credit Agreement, in 2005 under a prior board authorization, the Company utilized approximately $78.0 million to repurchase common stock leaving capacity of $72.0 million under the Credit Agreement. During the quarter ended December 31, 2009, the Company repurchased approximately 5.0 million shares of Class D common stock for approximately $9.0 million at an average price of $1.81. As of December 31, 2009, the Company did not have any capacity available to repurchase stock since the authorization expired by its terms on December 31, 2009.

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PAGE 7 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Subsequent to December 31, 2009, we noted that certain of our subsidiaries identified as guarantors in our financial statements did not have requisite guarantees filed with the trustee as required under the terms of the indentures (the “Non-Joinder of Certain Subsidiaries”).  The Non-Joinder of Certain Subsidiaries caused a non-monetary, technical default under the terms of the relevant indentures at December 31, 2009, causing a non-monetary, technical cross-default at December 31, 2009 under the terms of our Credit Agreement dated as of June 13, 2005.  We have since joined the relevant subsidiaries as guarantors under the relevant indentures (the “Joinder”).  Further, on March 30, 2010, we entered into a third amendment (the “Third Amendment”) to the Credit Agreement.  The Third Amendment provides for, among other things: (i) a $100.0 million revolver commitment reduction under the bank facilities; (ii) a 1.0% floor with respect to any loan bearing interest at a rate determined by reference to the adjusted LIBOR; (iii) certain additional collateral requirements; (iv) certain limitations on the use of proceeds from the revolving loan commitments; (v) the addition of Interactive One, LLC as a guarantor of the loans under the Credit Agreement and under the notes governed by the Company’s 2001 and 2005 senior subordinated debt documents; (vi) the waiver of the technical cross-defaults that existed as of December 31, 2009 and through the date of the amendment arising due to the Non-Joinder of Certain Subsidiaries; and (vii) the payment of certain fees and expenses of the lenders in connection with their diligence in connection with the amendment.  With the Joinder and waivers included in the Third Amendment, we believe we are currently in compliance with all of our debt covenants as of the date of the filing of this Form 10-K, and based on current projections, the Company believes it is probable that it will be in compliance with all debt covenants through December 31, 2010.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited and adjusted statements of operations for the three months and year ended December 31, 2009 and 2008 are included. These detailed, unaudited and adjusted statements of operations include certain reclassifications associated with accounting for discontinued operations.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

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PAGE 8 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2009
	(in thousands, unaudited)

					Corporate/
			Reach		Eliminations/
	Consolidated	Radio One	Media	Internet	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$67,258	$55,435	$9,770	$4,017	$(1,964)
OPERATING EXPENSES:
Programming and technical	18,778	12,789	4,854	2,101	(966)
Selling, general and administrative	22,151	18,242	1,103	4,778	(1,972)
Corporate selling, general and administrative	8,459	-	1,831	-	6,628
Stock-based compensation	269	44	-	-	225
Depreciation and amortization	5,208	2,275	988	1,625	320
Impairment of long-lived assets	16,983	16,983	-	-	-
Total operating expenses	71,848	50,333	8,776	8,504	4,235
Operating (loss) income	(4,590)	5,102	994	(4,487)	(6,199)
INTEREST INCOME	(44)	-	(34)	-	(10)
INTEREST EXPENSE	9,367	-	10	-	9,357
GAIN ON RETIREMENT OF DEBT	-	-	-	-	-
EQUITY IN INCOME OF AFFILIATED COMPANY	(358)	-	-	-	(358)
OTHER EXPENSE (INCOME), net	1	(1)	-	2	-
(Loss) income before (benefit from) provision for income taxes, noncontrolling interest in income of subsidiaries and discontinued operations	(13,556)	5,103	1,018	(4,489)	(15,188)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(326)	(670)	344	-	-
Net (loss) income from continuing operations	(13,230)	5,773	674	(4,489)	(15,188)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(979)	(138)	-	(423)	(418)
CONSOLIDATED NET (LOSS) INCOME	(14,209)	5,635	674	(4,912)	(15,606)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	679	-	-	-	679
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(14,888)	$5,635	$674	$(4,912)	$(16,285)

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PAGE 9 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2008
	(in thousands, unaudited, as adjusted)

					Corporate/
			Reach		Eliminations/
	Consolidated	Radio One	Media	Internet	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$73,853	$60,202	$10,171	$4,207	$(727)
OPERATING EXPENSES:
Programming and technical	20,105	14,234	4,836	1,986	(951)
Selling, general and administrative	22,324	18,688	1,238	2,747	(349)
Corporate selling, general and administrative	4,593	-	1,402	-	3,191
Stock-based compensation	404	121	-	(64)	347
Depreciation and amortization	5,043	2,465	1,000	1,276	302
Impairment of long-lived assets	85,284	85,284	-	-	-
Total operating expenses	137,753	120,792	8,476	5,945	2,540
Operating (loss) income	(63,900)	(60,590)	1,695	(1,738)	(3,267)
INTEREST INCOME	(49)	-	(11)	(2)	(36)
INTEREST EXPENSE	13,139	-	1	7	13,131
GAIN ON RETIREMENT OF DEBT	(67,323)	-	-	-	(67,323)
EQUITY IN INCOME OF AFFILIATED COMPANY	(267)	-	-	-	(267)
OTHER EXPENSE, net	270	-	7	-	263
(Loss) income before (benefit from) provision for income taxes, noncontrolling interest in income of subsidiaries and discontinued operations	(9,670)	(60,590)	1,698	(1,743)	50,965
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(4,193)	(6,563)	2,356	14	-
Net (loss) income from continuing operations	(5,477)	(54,027)	(658)	(1,757)	50,965
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	30	(25)	-	(545)	600
CONSOLIDATED NET (LOSS) INCOME	(5,447)	(54,052)	(658)	(2,302)	51,565
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	856	-	-	-	856
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(6,303)	$(54,052)	$(658)	$(2,302)	$50,709

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PAGE 10 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2009
	(in thousands, unaudited)

					Corporate/
			Reach		Eliminations/
	Consolidated	Radio One	Media	Internet	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$272,092	$218,233	$45,825	$14,044	$(6,010)
OPERATING EXPENSES:
Programming and technical	75,547	51,993	18,959	8,449	(3,854)
Selling, general and administrative	90,695	73,349	6,903	14,598	(4,155)
Corporate selling, general and administrative	23,492	-	6,164	-	17,328
Stock-based compensation	1,649	409	-	-	1,240
Depreciation and amortization	21,011	9,430	3,934	6,408	1,239
Impairment of long-lived assets	65,937	65,937	-	-	-
Total operating expenses	278,331	201,118	35,960	29,455	11,798
Operating (loss) income	(6,239)	17,115	9,865	(15,411)	(17,808)
INTEREST INCOME	(144)	-	(74)	-	(70)
INTEREST EXPENSE	38,404	-	11	3	38,390
GAIN ON RETIREMENT OF DEBT	(1,221)	-	-	-	(1,221)
EQUITY IN INCOME OF AFFILIATED COMPANY	(3,653)	-	-	-	(3,653)
OTHER EXPENSE (INCOME), net	104	114	-	(36)	26
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and discontinued operations	(39,729)	17,001	9,928	(15,378)	(51,280)
PROVISION FOR INCOME TAXES	7,014	3,520	3,494	-	-
Net (loss) income from continuing operations	(46,743)	13,481	6,434	(15,378)	(51,280)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(1,815)	(156)	-	(1,537)	(122)
CONSOLIDATED NET (LOSS) INCOME	(48,558)	13,325	6,434	(16,915)	(51,402)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	4,329	-	-	-	4,329
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(52,887)	$13,325	$6,434	$(16,915)	$(55,731)

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PAGE 11 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2008
	(in thousands, unaudited, as adjusted)

					Corporate/
			Reach		Eliminations/
	Consolidated	Radio One	Media	Internet	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$313,443	$258,011	$46,965	$12,325	$(3,858)
OPERATING EXPENSES:
Programming and technical	79,117	56,368	19,398	7,140	(3,789)
Selling, general and administrative	102,595	84,664	7,588	11,800	(1,457)
Corporate selling, general and administrative	35,279	-	7,050	-	28,229
Stock-based compensation	1,777	636	-	64	1,077
Depreciation and amortization	19,022	9,484	3,999	4,159	1,380
Impairment of long-lived assets	423,220	423,220	-	-	-
Total operating expenses	661,010	574,372	38,035	23,163	25,440
Operating (loss) income	(347,567)	(316,361)	8,930	(10,838)	(29,298)
INTEREST INCOME	(491)	-	(95)	(4)	(392)
INTEREST EXPENSE	59,689	711	2	24	58,952
GAIN ON RETIREMENT OF DEBT	(74,017)	-	-	-	(74,017)
EQUITY IN LOSS OF AFFILIATED COMPANY	3,652	-	-	-	3,652
OTHER EXPENSE, net	316	48	7	-	261
(Loss) income before (benefit from) provision for income taxes, noncontrolling interest in income of subsidiaries and discontinued operations	(336,716)	(317,120)	9,016	(10,858)	(17,754)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(45,183)	(48,438)	3,241	14	-
Net (loss) income from continuing operations	(291,533)	(268,682)	5,775	(10,872)	(17,754)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(7,414)	(5,367)	-	(3,278)	1,231
CONSOLIDATED NET (LOSS) INCOME	(298,947)	(274,049)	5,775	(14,150)	(16,523)
NONCONTROLLING INTEREST IN INCOME OF SUBSIDIARIES	3,997	-	-	-	3,997
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(302,944)	$(274,049)	$5,775	$(14,150)	$(20,520)

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PAGE 12 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Radio One will hold a conference call to discuss its results for the fourth quarter of 2009. This conference call is scheduled for Wednesday, March 31, 2010 at 10:00 a.m Eastern Daylight Time. To participate on this call, U.S. callers may dial toll free 1-800-553-0288; international callers may dial direct (+1) 612-332-0932 at least five minutes prior to the scheduled time of the call.  The conference call ID number is 143791.

The conference call will be recorded and made available for replay from 12:30 p.m. Eastern Daylight Time March 31, 2010 until 11:59 p.m. Eastern Daylight Time April 2, 2010. Interested parties may listen to the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 143791. Access to live audio and replay of the conference call will also be available on Radio One's corporate website (www.radio-one.com). The replay will be made available on the website for seven calendar days following the call.

Radio One, Inc. (www.radio-one.com) is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning 53 broadcast stations located in 16 urban markets in the United States. As a part of its core broadcasting business, Radio One operates syndicated programming including the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, CoCo Brother Live, CoCo Brother's "Spirit" program, Bishop T.D. Jakes’ “Empowering Moments”, the Reverend Al Sharpton Show, and the Warren Ballentine Show. The Company also owns a controlling interest in Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Beyond its core radio broadcasting business, Radio One owns Interactive One (www.interactiveone.com), an online platform serving the African-American community through social content, news, information, and entertainment, which operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful, Community Connect Inc. (www.communityconnect.com), an online social networking company, which operates a number of branded websites, including BlackPlanet, MiGente, and Asian Avenue and an interest in TV One, LLC (www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in (income) loss of affiliated company, income taxes, noncontrolling interest in income of subsidiaries, interest expense, impairment of long-lived assets, other expense,  gain on retirement of debt, (income) loss  from discontinued operations, net of tax, and interest income. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless we believe station operating income is often a useful measure of a broadcasting company’s operating performance and is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our physical plant, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Station operating income is frequently used as one of the bases for comparing businesses in our industry, although our measure of station operating income may not be comparable to similarly titled measures of other companies. Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net loss to station operating income has been provided in this release.

2           Certain reclassifications associated with accounting for discontinued operations have been made to prior period balances to conform to the current presentation. These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts. Where applicable, these financial statements have been identified as “as adjusted.”

3           For the quarter ended December 31, 2009 and 2008, Radio One had 52,735,892 and 85,093,359 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options, respectively.

4           For the year ended December 31, 2009 and 2008, Radio One had 59,465,252 and 94,118,699 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options, respectively.

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PAGE 12 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

5           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense,  equity in (income) loss of affiliated company, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, other expense, (income) loss from discontinued operations, net of tax, less (2) interest income and gain on retirement of debt. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our physical plant, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net loss to EBITDA and Adjusted EBITDA has been provided in this release.